UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 27, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results  Of  Operations and  Financial  Conditions.

On March 5, 2015, we publicly announced results of operations for the fourth quarter and year end of 2014. For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Item 8.01. Other  Events.

On February 27, 2015, the Company exercised its right to automatically convert all of its issued and outstanding Series A and Series B Convertible Preferred Stock, plus accrued but unpaid dividends, into an aggregate of 5,060,695 shares of the Company’s common stock at a conversion price of $1.15 per share, in accordance with the terms of its Certificates of Designation of Preferences, Rights and Limitations for each of the Series A and Series B Convertible Preferred Stock.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit	Description

99	Press release reporting results of operations for the fourth quarter and year-end of 2014, dated March 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President and
Chief Financial Officer

Dated:	March 5, 2015